Exhibit 10.24

FUTURES RISK-BASED
MARGIN FINANCE AGREEMENT

This Futures Risk-Based Margin Finance Agreement, dated as of the 2nd day of January 2012 (this “Agreement”) is made by and among ABN AMRO Clearing Chicago LLC, an Illinois limited liability company (“Broker”), ABN AMRO Clearing Bank N.V., a bank organized under Netherlands law (“Lender”), and Cygnus Energy Futures LLC, a limited liability company organized under the laws of the State of Minnesota (“Borrower”).

WHEREAS, the Broker is a clearing member of major futures exchanges in the United States and a member of major futures exchanges outside the United States (collectively, the “Exchanges”);

WHEREAS, the Borrower has one or more accounts with the Broker for trading in futures and options contracts on one or more of the Exchanges, which accounts have been opened on the terms and subject to the conditions set forth in the Broker’s Futures Customer Account Agreement, dated 6 June 2010, between the Borrower and the Broker (the “Futures Agreement”) as amended from time to time;

WHEREAS, the Borrower has requested the Lender to provide the Borrower with an uncommitted credit facility to facilitate margin payments to be made from time to time for the account of Borrower to the Broker and the Lender is willing to make such credit facility hereinafter described available to the Borrower on the terms and conditions hereinafter set forth;

WHEREAS, the Borrower has requested the Lender to extend credit to the Borrower when the margins required by the Broker pursuant to the Futures Agreement (as determined by the Broker) are deemed by the Lender in its discretion to exceed the Lender’s reasonably prudent loan underwriting requirements under then-existing market conditions; specifically, the Borrower has requested the Broker to determine and advise the Lender of a risk-based margin amount (“RBMA”) that the Broker believes reflects the Borrower’s combined portfolio risk more accurately than required margins; and

WHEREAS, the Broker is willing to determine a RBMA for the Borrower’s combined portfolio for each Business Day and the Lender is willing to review in its sole discretion and to make the credit facility hereinafter described available to the Borrower with the objective of lending to the Borrower on an uncommitted basis the amount (if any) by which the margin required by the Broker with respect to such combined portfolio exceeds the RBMA determined by the Broker, such uncommitted credit facility to be extended on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

LOANS

Section 1.1                                   Loan Availability. Upon and subject to the terms and conditions contained herein, the Lender may, in its sole discretion upon the Borrower’s request, make loans (each a “Loan” and collectively the “Loans”) to the Borrower from time to time before the Expiration Date (as hereinafter defined). The aggregate outstanding amount of the Loans shall not at any time exceed twenty five million U.S. dollars ($25,000,000,-) (the “Uncommitted Credit Line”). The Borrower may borrow, repay and reborrow in accordance with the terms hereof Loans shall be made hereunder only to satisfy margin calls made by the Broker on the Borrower in accordance with the Futures Agreement.

Section 1.2                                   Loan Procedure.

(a)                                 (i) In order to request a Loan, the Borrower shall, on any Business Day prior to (but not including) the Expiration Date, transmit a request to the Broker by e-mail (or by fax if e-mail is unavailable to either the Borrower or the Broker) setting forth the proposed amount and borrowing date of such Loan (which shall be a Business Day). After receipt of such loan request from the Borrower, the Broker shall promptly forward such request (by e-mail or by fax if e-mail is unavailable to either the Broker or the Lender) to the Lender.

(ii)                                  Each loan request submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower, as of the date of such request and as of the relevant borrowing date, that the conditions in Section 2.1 (with respect to the initial Loan) and Section 2.2 (with respect to all Loans) have been satisfied.

(iii)                               Each loan request shall be sent on behalf of the Borrower by an authorized officer or other authorized signatory. Such request, if purportedly sent by such person, shall be irrevocable, conclusive and binding on the Borrower, and the Broker and the Lender shall be authorized to rely on such request.

(b)                                 Without limiting the sole discretion of Lender as to whether to agree to make any Loan hereunder, each Loan made hereunder is subject to prior satisfaction of each of the conditions set forth in Article II hereof and shall be in a minimum principal amount equal to $500,000 or an integral multiple thereof or such lower amount as may be approved by Lender in its sole discretion.

(c)                                  The proceeds of each Loan made hereunder shall be made available to the Borrower by electronic transfer to the Broker for the account of the Borrower as follows (or to such other account in the United States as the Broker may otherwise instruct in writing):

Harris Bank
Bank Address: 111 W. Monroe, Chicago, IL 60603
Account Number: 3673084

ABN AMRO Clearing Chicago LLC — Customer Segregated Funds
Swift Code: HATRUS44
For further credit to: Cygnus Energy Futures llc
with account number:  10144

Such account in the name of the Borrower on the books of the Broker, and all sub-accounts thereunder maintained by the Borrower with Broker, and any additional account opened by the Borrower with the Broker in substitution of, or replacement for, such account and all other accounts, including segregated fund accounts, from time to time maintained by the Borrower with Broker are hereinafter referred to individually as an “Account” and collectively as the “Accounts.” The term “Business Day” means any day (i) other than a Saturday, a Sunday or a day on which dealings in US dollars are not generally carried on by banks in Chicago, Illinois, in the interbank market, and (ii) on which the Clearing House of the Chicago Mercantile Exchange is not closed. Notwithstanding the foregoing, the proceeds of any Loan may be made available by other method with the mutual agreement of all parties.

(d)                                 If the Lender receives a request by 9:00 AM Chicago time on any Business Day, and it decides, in its sole discretion, to make the requested Loan, it shall make such Loan on the same Business Day (or on the next succeeding Business Day if such request is received after such time).

(e)                                  Notwithstanding any other provision hereof, the Broker shall make all required margin calls to the Borrower and nothing contained herein shall be construed as a waiver or modification of the Borrower’s obligation to meet such calls upon demand from Broker, including, but not limited to, where such calls are in excess of the amount then available to be borrowed hereunder or where Lender has determined not to extend any additional Loan to Borrower.

Section 1.3                                   Payment of Loans.

All Loans shall be payable ON DEMAND or, if no demand has theretofore been made, on the Expiration Date. The date on which a Loan is due and payable pursuant hereto is its “Maturity Date.”

Section 1.4                                   Prepayments.

(a)                                 The Broker is irrevocably authorized by the Borrower to, and shall, on behalf of the Borrower, prepay outstanding Loans on each Business Day in an amount equal to the difference (if any) between (i) the amount held by the Broker in cash or its equivalent in any Account or Accounts as of the close of business on the next preceding Business Day and (ii) the Broker’s margin requirements under the Futures Agreement as of the close of business on the next preceding Business Day for open positions then outstanding and/or which arise from market movements in the prices of contracts held and recorded in the Accounts. Such amounts prepaid shall be applied by the Lender to the outstanding Loans, together with any other obligations of the Borrower due and owing hereunder, and in such order as it determines in its sole discretion; provided, that accrued interest on each amount so prepaid, through the date of prepayment, shall be paid on the last Business Day of the month in which such prepayment was made. Payments received by the Lender shall be applied to the obligations of the Borrower to the Lender hereunder as of the Business Day of receipt.

(b)                                 The Broker shall not pay over to the Lender under clause (a) above funds of the Borrower in excess of the aggregate amount of all of the Borrower’s obligations to the Lender hereunder or under the other Loan Documents.

(c)                                  The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time, provided that written notice thereof is given to the Lender prior to 9:00 AM Chicago time on the date of prepayment, and each such prepayment is in an amount as may be approved by Lender in its sole discretion. Accrued interest on the amount prepaid, through the date of prepayment, shall be paid on the last Business Day of the month in which such prepayment was made.

Section 1.5                                   Cancellation.  The Lender may, at any time in its sole and absolute discretion, whether or not an Event of Default is then existing, cancel the Uncommitted Credit Line described in this Agreement by giving Borrower fifteen (15) Business Days’ advance written notice of such cancellation. Such cancellation shall be effective on the date selected by the Lender which shall, in any event, be no earlier than the fifteenth (15th) Business Day following Borrower’s receipt of such notice of cancellation (such date of cancellation, the “Expiration Date”). Upon the Expiration Date, all Loans, accrued interest thereon, and all other amounts payable under the Loan Documents shall be due and payable in full. The Borrower may, at any time upon written notice to the Lender, cancel this Agreement, provided that such cancellation shall not (a) be effective until all Loans, accrued interest thereon, and all other amounts payable under the Loan Documents are paid in full or (b) terminate the provisions hereof which are expressly stated to survive termination of this Agreement.

Section 1.6                                   Interest.

(a)                                 The Borrower shall pay interest on the outstanding principal amount of each Loan from the date of such Loan until it is paid in full, at a rate per annum equal to one percent (1.00%) per annum in excess of the “Federal Funds Target Rate”.

(b)                                 The Borrower further agrees to pay interest on the aggregate principal amount of each Loan outstanding after the occurrence and during the continuance of any Event of Default or demand for payment hereunder at a rate per annum which shall be two percent (2.00%) per annum in excess of the interest rate which would have been determined in accordance with Section 1.6(a) hereof, such interest to be payable ON DEMAND.

(c)                                  All interest payable hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

Section 1.7                                   Payments and Computations.

(a)                                 The Borrower and, to the extent expressly provided herein, the Broker, shall make each payment hereunder on the day when due in United States dollars and in immediately available funds to such account or accounts of the Lender as the Lender may from time to time specify.

(b)                                 The Borrower hereby irrevocably authorizes the Broker, when and as any payment is due hereunder, to debit from time to time any Account, including segregated fund Accounts, for any amount so due and to pay such amount over to the Lender; provided that the failure of the Broker to debit any such Account for any amount provided for in this Agreement, when and as provided herein, or the insufficiency of funds in any such Account shall not impair the Lender’s right to receive full and timely payment of such amount from the Borrower.

(c)                                  Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

(d)                                 (i) All payments made by the Borrower under this Agreement or any other Loan Document will be made without setoff, counterclaim, recoupment or defense. Any and all payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding taxes imposed on the net income of the Lender by the jurisdiction in which the Lender is organized, in which the Lender maintains its principal place of business or in which the office of the Lender through which it is acting hereunder is located (collectively, “Excluded Taxes”; all such taxes, levies, imposts, deductions, charges, withholdings and liabilities, excluding Excluded Taxes, are hereinafter referred to collectively as “Tax Liabilities”).

(ii)                                  If the Borrower shall be required by law to deduct any Tax Liabilities from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary (and Borrower shall pay all Tax Liabilities and Excluded Taxes on such increased amount) so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

(e)                                  The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, excluding Excluded Taxes.

Section 1.8                                   Loan Account; Statements and Records.  The Lender shall open and maintain on its books and records a Loan account for the Borrower in which it shall record the principal amount of any Loan made hereunder and any repayments of such principal. The Lender shall, upon request by the Borrower (but not more often than once each calendar month) send to the Borrower a statement of said Loan account showing each Loan made and repaid during, all interest charges incurred under Section 1.6 hereof during, and the unpaid principal balance of Loans outstanding as of the end of, the applicable period. The Loan account and the other books and records of the Lender kept and maintained in accordance with normal business practices of

Lender, and reflecting from time to time the outstanding principal balance of the Loans and interest owing thereon, shall be prima facie evidence of the unpaid principal balance of the Loans and interest owing thereon in any court or other proceeding brought to enforce repayment of the Loans and such interest.

Section 1.9                                   Capital Adequacy. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender or any entity controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling entity’s capital as a consequence of the Loans made by the Lender or the Uncommitted Credit Line hereunder is reduced to a level below that which the Lender or such controlling entity could have achieved but for the occurrence of any such circumstance, then, in any such case, upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender and/or such controlling entity for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use reasonable averaging, attribution and allocation methods.

Section 1.10                            Increased Costs. In the event that, subsequent to the date of this Agreement, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

(1)                                 does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for Excluded Taxes);

(2)                                 does or shall impose on Lender any reserve, special deposit or other condition or increased cost in connection with the transactions contemplated hereby;

and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender upon its demand, any additional amounts necessary to compensate Lender on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender, with respect to this Agreement and the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this Section 1.10, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled. A statement of the Lender as to any additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

Section 1.11                            Survival. The obligations of the Borrower under Sections 1.7(d) and (e), 1.9 and 1.10 shall survive any termination of this Agreement.

ARTICLE II.
CONDITIONS OF LENDING

Section 2.1                                   Conditions Precedent to Initial Loan.

Without limiting the Lender’s sole discretion whether to agree to make any Loan hereunder, the making of the initial Loan hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 Execution of Agreement. The Lender shall have received one or more counterparts of this Agreement, duly executed on behalf of the Borrower, the Broker and the Lender;

(b)                                 Promissory Note. The Borrower shall have executed and delivered to the Lender a promissory note (the “Note”) in substantially the form of Exhibit A hereto, with blanks appropriately completed;

(c)                                  Corporate Proceedings.  (i) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the Futures Agreement and the Note shall be satisfactory in form and substance to the Lender; and

(ii)                                  The Lender shall have received all information and copies of all certificates, documents and papers which Lender deems necessary as to the Borrower, which may include certified resolutions and certificate of incumbency, good standing certificates, articles of incorporation, by-laws or other applicable organizational documents, and any other records of corporate (or other organizational, as applicable) proceedings and governmental approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities;

(d)                                 Security Agreement. (i) The Borrower shall have executed and delivered to the Lender a Security Agreement (the “Security Agreement”) in substantially the form of Exhibit B hereto;

(ii)                                  The Lender shall have received such lien, judgment and other search reports from such jurisdictions as the Lender shall require, and the Lender shall be satisfied with the results thereof; and

(iii)                               The Lender shall have received the filing officer acknowledgement copy of a UCC financing statement in form and substance satisfactory to the

Lender, which shall have been duly filed with the Secretary of State of the Borrower’s state of organization.

(e)                                  Control Agreement. The Borrower, the Broker and the Lender shall each have executed and delivered to each of the other parties hereto a Control Agreement (the “Control Agreement”) in substantially the form of Annex A to Exhibit B hereto;

(f)                                   Legal Opinion. If requested by the Lender, the Lender shall have received a written opinion of counsel to the Borrower, in form and substance satisfactory to the Lender and its counsel and dated the date of this Agreement;

(g)                                  Futures Agreement. The Lender shall have received a copy of the Futures Agreement, certified as true and complete by an officer of the Broker, and the Futures Agreement shall be satisfactory to the Lender;

(h)                                 Request to Honor Oral and Telefax Instructions. The Borrower shall have executed and delivered to Lender a Request to Honor Oral and Telefax Instructions, in substantially the form of Exhibit C hereto; and

(i)                                     Consents. The Lender shall have received copies of all consents and approvals of governmental authorities relating to or necessary for the execution, delivery, performance, perfection and enforceability of the Loan Documents, certified as true, complete and in full force and effect by an appropriate officer of Borrower.

Section 2.2                                   Conditions Precedent to All Loans.

Without limiting the Lender’s sole discretion whether to make any Loan hereunder, the making of each Loan to the Borrower (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan and after giving effect thereto:

(a)                                 Each of the representations and warranties contained in Article III hereof and in the Security Agreement shall be true and correct on and as of the date of such Loan as though made on and as of such date;

(b)                                 The Lender shall have received such other approvals, opinions and documents as the Lender may reasonably request;

(c)                                  The Borrower shall be in compliance with all covenants, promises and undertakings set forth herein and in the other Loan Documents, except where any noncompliance would not have a material adverse effect upon the business or financial condition of the Borrower or its ability to repay the Loans in accordance with the terms of this Agreement;

(d)                                 The aggregate principal amount of Loans outstanding, both immediately prior to and after giving effect to such Loan, shall not exceed the lesser of (1) the difference between the margin required by the Broker pursuant to the Futures Agreement and the combined RBMA advised by the Broker to the Lender and accepted by the Lender; or (2) the Uncommitted Credit Line;

(e)                                  No Event of Default, and no condition, event or act which with the giving of notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing;

(f)                                   The Borrower, or Broker acting at Borrower’s request, shall have requested the Loan in accordance with Section 1.2 (a) hereof; and

(g)                                  No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making the Loan.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lender and the Broker to enter into this Agreement and the Lender to consider making the Loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the Note, and the making of the Loans.

(a)                                 Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota.

(b)                                 This Agreement and the Loan Documents have been duly executed and delivered by the Borrower and the execution, delivery and performance by it of this Agreement and the other Loan Documents are within the Borrower’s powers, have been duly authorized by all necessary action and do not contravene (i) Borrower’s certificate or articles of incorporation or by-laws or certificate of formation or operating agreement, as applicable, or other documents relating to its organization or operations (the “Charter Documents”), or (ii) any law, statute, rule or regulation or any order, writ, injunction or decree or any contractual restriction, or constitute a default under any material agreement binding on or affecting the Borrower, and do not result in, or require the creation or imposition of, any lien or other encumbrance on any of the Borrower’s properties or assets other than in favor of the Lender. Current, true, correct and complete copies of the Charter Documents, as amended, as in effect on the date hereof, have been delivered to the Lender.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any Clearing Organization or any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of any of the Loan Documents.

(d)                                 Each of the Loan Documents is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its respective terms.

(e)                                  (i) The Borrower is the sole owner of the Accounts and all other Collateral referred to in the Security Agreement, free and clear of all liens and encumbrances whatsoever, other than liens and encumbrances created, existing or arising in favor of (i) Broker arising pursuant to the Futures Agreement or any other agreement from time to time entered into between the Borrower and Broker and approved by the Lender, and any similar or subsequent agreement approved by the Lender relating to clearing activities of the Broker, to the extent such liens are in each case permitted under Section 4.9(a) hereof; (ii) Broker pursuant to applicable law; and (iii) any Clearing Organization arising pursuant to any agreement from time to time entered into between the Borrower and such Clearing Organization with respect to the clearing and maintenance of the Borrower’s positions with such Organization. The term “Clearing Organization” means any one or more of the Options Clearing Corporation, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Chicago Board Options Exchange, and the Clearing Corporation and any successor firm or corporation performing substantially the functions of any such entity.

(ii)                                  The Security Agreement is effective to create a legal, valid and enforceable security interest by the Borrower in favor of the Lender in the Accounts and all other Collateral referred to in the Security Agreement, as security for the “Obligations” as defined therein. Upon the execution and delivery of the Control Agreement, such security interest will be a perfected first priority lien, subject to no prior or equal lien except as permitted by Section 4.9 hereof.

(f)                                   No Default or Event of Default has occurred and is continuing.

(g)                                  The financial statements of the Borrower as at end of June 2011, a copy of which has heretofore been furnished to the Lender, present fairly in all material respects the financial condition, results of operations and cash flows of Borrower as at such date and for the period then ending and have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved. Since the end of June 2011, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower.

(h)                                 The Borrower is not, and after giving effect to each Loan will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Act”). The Borrower is not subject to any federal, state or foreign statute or regulation limiting its ability to incur or pay the obligations under this Agreement and the other Loan Documents, or to grant the liens under the Security Agreement.

(i)                                     No liens have been filed, and no claims are being asserted, with respect to any (i) taxes, assessments, fees or other governmental charges upon the Borrower or any of its properties, assets, income or franchises or (ii) liabilities of the Borrower or any ERISA Affiliate under or in connection with ERISA or any Employee Benefit Plan.

(j)                                    No representation, warranty or statement contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to the Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

(k)                                 The Borrower is not in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instru-mentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, which violation (i) would subject the Borrower or any of its officers to criminal liability or (ii) individually or in the aggregate with all such violations and failures could reasonably be expected to have a Material Adverse Effect, and no such violation has been alleged.

(1)                                 The chief executive office, registered office and principal place of business of the Borrower, and its type and place of organization and organizational identification number are correctly listed in Section 7.2 and beneath its name on the signature pages hereto.

ARTICLE IV.
COVENANTS OF THE BORROWER

The Borrower hereby covenants and agrees that so long as this Agreement shall remain in effect or any Loan or other obligation arising under this Agreement or any Loan Document remains outstanding, unless Lender otherwise agrees, it will:

Section 4.1                                   Financial Statement and Other Reports. Furnish, or cause to be furnished, to the Lender:

(a)                                 Annual Report. Within 90 days after each fiscal year of the Borrower, a copy of the annual audited financial statements of the Borrower. Such financial statements shall (i) be prepared in conformity with generally accepted accounting principles and practices applied consistently with those used in the preparation of the financial statements referred to in Paragraph (g) of Article III, (ii) be certified without qualification by a firm of independent certified public accountants selected by Borrower and acceptable to Lender, and (iii) consist of at least a balance sheet as at the close of such fiscal year and statements of earnings and cash flows for such fiscal year.

(b)                                 Quarterly Report. Within 45 days after each quarter (except the last quarter) of each fiscal year of the Borrower, a copy of unaudited financial statements of the Borrower prepared in the same manner as the audited statements referred to in Section 4.1(a), signed by a proper accounting officer of the Borrower and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

(c)                                  Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to paragraphs (a) and (b) of Section 4.1, deliver a Compliance Certificate.

(d)                                 Additional Information. Such information as the Lender may reasonably request from time to time respecting the Borrower’ financial condition and business, including, but not limited to FOCUS reports or 1-FR Reports.

Section 4.2                                   Notices. Notify the Lender in writing of any of the following immediately upon (and in any event within five Business Days after) gaining actual knowledge of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(a)                                 Material Adverse Change. The occurrence of a material adverse change in the business, operations, prospects or financial condition of the Borrower or its ability to repay the Loans in accordance with the terms of this Agreement.

(b)                                 Events of Default. The occurrence of any Event of Default or any event which with the giving of notice or lapse of time or both would constitute an Event of Default.

(c)                                  Clearing Organization Notices. Receipt by the Borrower of any notice from any Clearing Organization terminating any membership of Borrower therein, reducing or limiting the ability or right of the Borrower to do business with or through such Clearing Organization, or indicating an intention or threat to do either of the foregoing.

(d)                                 Government Notices. Receipt by the Borrower of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning the violation or alleged violation of any law or the Borrower’s payment or non-payment of any taxes, including any tax audit, which, in any case (i) would subject the Borrower or any of its officers to criminal liability or (ii) individually or in the aggregate with all such violations, non-payments or audits, could reasonably be expected to have a Material Adverse Effect.

(e)                                  Litigation. (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its property not previously disclosed by the Borrower to Lender or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Borrower or any property of the Borrower which (if adversely determined) could reasonably be expected to have a Material Adverse Effect, together with such other information as may be reasonably available to it to enable Lender and its counsel to evaluate such matter.

(f)                                   Other Events. The occurrence of such other events as the Lender may from time to time reasonably specify.

Section 4.3                                   Existence. Maintain and preserve the existence of the Borrower as a limited liability company, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names and franchises, in each case, to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time.

Section 4.4                                   Use of Proceeds. Use the proceeds of all Loans for the proper business purposes described in the recitals to this Agreement, consistent with all applicable laws, statutes, rules and regulations, and for no other purpose. No portion of the proceeds of any Loan shall be used by the Borrower to purchase, carry or trade securities or for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing, the application of such proceeds, or the transactions contemplated hereby or by the other Loan Documents to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

Section 4.5                                   Inspection; Books and Records. (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all legal requirements shall be made of all dealings and transactions in relation to its business and activities.

(2)                                 Permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties of the Borrower, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at all times during the period after which the Lender notifies the Borrower of the occurrence of a Default or Event of Default.

Section 4.6                                   Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower is now doing business or may hereafter be doing business, other than those laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

Section 4.7                                   Financial Covenants. (a) Maintain at all times in the Account Net Liquidating Equity in an amount greater than $ 3,000,000,- (three million US dollars) and Borrower will be required to meet Broker’s risk requirements including, but not limited to, any correlation haircut requirements or other charge imposed on the Broker’s net capital under applicable regulatory requirements as a result of the Borrower’s positions in the Account. Any such “haircut” or other charge shall be computed by Broker in accordance with such regulatory requirements and shall be communicated by Broker to Borrower from time to time and upon reasonable request from Borrower.

(b)                                 Not permit at any time the ratio of (i) the outstanding principal amount of the Loans to (ii) Net Liquidating Equity (the “Loan Ratio”) to exceed 12.5 to 1, provided that no violation of this covenant shall be deemed to occur if the Borrower shall cure such violation, as hereinafter provided, within one Business Day after such violation would occur in the absence of this proviso; the Borrower shall be permitted to cure such violation either by depositing additional cash into the Account or reducing open positions therein in an amount sufficient to cause the Loan Ratio to be no greater than 10 to 1.

(c)                                  Maintain at all times Consolidated Tangible Net Worth equal to at least 4% of the amount of the Uncommitted Credit Line.

Section 4.8                                   Further Assurances. Execute and deliver to the Lender all certificates, instruments and documents and take all such other actions as the Lender may reasonably deem necessary or desirable from time to time in order to implement the provisions of the Loan Documents to create, perfect and maintain a perfected first priority security interest in the Collateral under the Security Agreement in favor of the Lender.

Section 4.9                                   Negative Pledge. Not create, assume, incur or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any filing of a financing or similar statement or notice under the Uniform Commercial Code of any jurisdiction or any similar recoding or notice statute, and any lease having substantially the same effect as the foregoing) (individually, a “Lien” and collectively, “Liens” on any asset now owned or hereafter acquired by it, except for the following:

(a)                                 Liens in favor only of the Lender or the Broker (to the extent, as to the Broker, permitted in the Control Agreement);

(b)                                 Liens in favor of any Clearing Organization arising pursuant to any agreement from time to time entered into between the Borrower and such Clearing Organization;

(c)                                  Liens for taxes, assessments and governmental charges which are not delinquent or which are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained;

(d)                                 Liens imposed by statute, ordinance or regulation, such as materialmen’s, mechanic’s, carrier’s, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations which (i) are not overdue for a period of more than 30 days, (ii) are fully bonded by reputable and responsible insurers or (iii) involve claims which are being contested in good faith and by proper proceedings and in respect of which the Borrower has set aside adequate reserves for the payment thereof or has provided such other assurances as to payment of such claim as the Lender may approve;

(e)                                  Pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance or social security laws;

(f)                                   Liens on “seats” or other commodity exchange memberships owned by the Borrower securing loans extended against the value of such seats or memberships; and

(g)                                  Liens not otherwise permitted by the foregoing clauses of this Section created in the ordinary course of the Borrower’ business and securing obligations in an aggregate principal amount at any time outstanding not to exceed an amount equal to 25% of the Borrower’s Consolidated Tangible Net Worth as of the end of the most recent fiscal year of the Borrower.

Section 4.10                            Dissolutions and Mergers. Not merge into or consolidate with or into any corporation or other legal entity unless, before and after giving effect to such merger or consolidation, (a) the Borrower is the surviving entity; and (b) no Event of Default and no condition, event or act which, with the giving of notice or lapse of time or both would constitute an Event of Default, shall then exist.

Section 4.11                            Disposition of Assets. Not sell, assign, or transfer all or a substantial portion of its assets, or its accounts receivable, other than in the ordinary course of business.

Section 4.12                            Conduct of Business. Not make or permit to be made any material change in the character of its business as carried on at the date of this Agreement.

Section 4.13                            Governing Documents. Not amend its certificate or articles of incorporation, partnership agreement or other Governing Documents without the prior written consent of the Lender, which shall not be unreasonably withheld.

ARTICLE V.
EVENTS OF DEFAULT AND REMEDIES

Section 5.1                                   Events of Default. The occurrence of any of the following specified events shall be an “Event of Default”:

(a)                                 Non-Payment. The Borrower shall default in the payment when due of any principal of the Loans or of any interest on the Loans; or the Borrower shall default in the payment when due of any other amount due under any of the Loan Documents and such default shall continue for three Business Days; or

(b)                                 Covenants Without Notice. The Borrower shall default in the due performance or observance by it of any term, covenant or agreement on its part to be performed or observed pursuant to Sections 4.2 through 4.13; or

(c)                                  Representations and Warranties. Any representation, warranty or statement made by the Borrower herein or in any statement or certificate delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(d)                                 Covenants With Notice. The Borrower shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 5.1(a), (b) and (c) hereof) contained in this Agreement or any of the other Loan Documents and such default shall continue unremedied for a period of 10 Business Days after the earlier of receipt by Borrower of notice from the Lender of such default and the Borrower’s actual knowledge thereof; or

(e)                                  Other Obligations. The Borrower defaults in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any of its other indebtedness having a principal amount, individually or in the aggregate, in excess of an amount equal to 5% of the Borrower’s Consolidated Tangible Net Worth as of the end of the most recent fiscal year of the Borrower, or a default shall occur in the performance or observance of any term or condition with respect to such other indebtedness if the effect of such default in performance or observance is to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity; or the Borrower shall default under any provision of the Futures Agreement with Broker; or

(f)                                   Insolvency. The Borrower becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for or consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for all or a substantial part of the property of the Borrower, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of the property of the Borrower and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Borrower and is consented to or acquiesced in by Borrower or remains for 30 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower which is not released within 30 days of service; or a decree or order for relief shall be entered with respect to the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or

(g)                                  Impairment of Security Interest. The establishment, existence, perfection or priority of any security interest created by the Security Agreement shall in any way be impaired; or

(h)                                 Material Adverse Change. (i) The Lender shall have determined, in good faith, that a material adverse change has occurred in the business, operations, prospects or financial condition of the Borrower, or that the prospect of payment or performance of any obligation or agreement of the Borrower under any Loan Document is materially impaired, and, in either case, the condition giving rise to such determination (which shall not constitute an Event of Default under any of the other subsections of this Section 5.1) shall continue for 10 Business Days after written notice to the Borrower from the Lender, (ii) the Broker has invoked the provisions of the Futures Agreement that require additional margin beyond exchange requirements or liquidation of existing positions or (iii) any other broker shall require the Borrower to provide additional margin beyond exchange requirements or suffer liquidation of existing positions; or

(i)                                     Judgment Unpaid and Unstayed. Any judgment or order for the payment of money against the Borrower in excess (whether individually or together with other similar judgments or orders) of an amount equal to 5% of the Borrower’s Consolidated Tangible Net Worth as of the end of the most recent fiscal year of the Borrower, shall be rendered against the Borrower and shall not be paid or otherwise satisfied, and either

(i)                                     enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(ii)                                  there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j)                                    RBMA. The Lender shall have determined, in good faith, that the Borrower is not in compliance with the then current RBMA. For purposes of this Section 5.1(k), the Borrower shall be deemed not to be in compliance with the RBMA when the Borrower fails to maintain sufficient funds in the Accounts, exclusive of the Loan balance outstanding, to cover the RBMA calculated according to the methodology currently employed by Broker for this purpose and such failure to maintain sufficient funds in the Account continues for one Business Day following notice to Borrower.

Section 5.2                                   Remedies. Upon the occurrence of any Event of Default in Section 5.1, and at any time thereafter if any Event of Default shall then be continuing, the Lender may, by written notice to the Borrower, take the following action, without prejudice to the rights of the Lender to enforce its claim against the Borrower (provided, that if an Event of Default specified in Section 5.1(f) shall occur with respect to the Borrower, the following result shall occur automatically without the giving of any such notice): declare the principal of and any accrued interest in respect of all Loans and all other obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Borrower. Nothing contained in this Article V shall be construed so as to change the demand nature of the Borrower’s obligations to pay principal and interest hereunder or under the Note.

ARTICLE VI.
DEFINITIONS

Section 6.1                                   Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

“Account” and “Accounts” have the meanings assigned to such terms in Section 1.2(c).

“Affiliate” as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Business Day” has the meaning assigned to such term in Section 1.2(c). “Clearing Organization” has the meaning assigned to such term in Section 3(e). “Collateral” has the meaning assigned to such term in the Security Agreement.

“Compliance Certificate” means a certificate duly executed by the chief executive officer or chief financial officer of Borrower, appropriately completed and in substantially the form of Exhibit D.

“Consolidated Net Worth” means, as of any date of determination with respect to any Person, all items which, in accordance with GAAP, would be included under shareholders’, partners’ or members’ equity on a consolidated balance sheet of such Person.

“Consolidated Tangible Net Worth” means, as of any date of determination with respect to any Person, (a) the Consolidated Net Worth of such Person as of such date, plus all subordinated indebtedness of such Person which is subordinated on terms and conditions satisfactory to the Lender, minus (b) to the extent included in the Consolidated Net Worth of such Person, all receivables and loans due from Affiliates of such Person, all goodwill and all intangible assets of such Person and its Subsidiaries, the cost of treasury shares, and all write-ups in the book value of assets resulting from any revaluation thereof after the date of the most recent financial statements referred to in Section 3(g), in each case as determined on a consolidated basis in accordance with GAAP.

“Control Agreement” has the meaning assigned to such term in Section 2.1(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“Event of Default” has the meaning assigned to such term in Section 5.1.

“Exchanges” has the meaning assigned to such term in the first Whereas clause.

“Excluded Taxes” has the meaning assigned to such term in Section 1.7(d)(i).

“Expiration Date” has the meaning assigned to such term in Section 1.5.

“Federal Funds Effective Rate” has the meaning assigned to such term in Section 1.6(a).

“Futures Agreement” has the meaning assigned to such term in the second Whereas clause.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governing Documents” means, with respect to a: (a) corporation, its articles or certificate of incorporation and bylaws, (b) partnership, its certificate of limited partnership and partnership agreement, (c) limited liability company, its certificate of formation and operating agreement and (d) any other Person, the other organizational or governing documents of such Person.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Lien” has the meaning assigned to such term in Section 4.9.

“Loan Documents” means, collectively, this Agreement, the Note, the Futures Agreement, the Security Agreement, the Control Agreement and all other instruments, documents and agreements executed by or on behalf of the Borrower and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

“Loans” has the meaning assigned to such term in Section 1.1.

“Material Adverse Effect” means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower on an individual basis or taken as a whole, or (b) the ability of the Borrower to perform its obligations under any Loan Document or of Lender to enforce or collect any of the obligations of the Borrower due or to become due under the Loan Documents.

“Maturity Date” has the meaning assigned to such term in Section 1.3.

“Net Liquidating Equity” means, at any date of determination, the amount that would be available for withdrawal from the Account upon liquidation of all positions.

“Note” has the meaning assigned to such term in Section 2.1(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“RBMA” has the meaning assigned to such term in the fourth Whereas clause.

“Security Agreement” has the meaning assigned to such term in Section 2.1(d)(i).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

“Tax Liabilities” has the meaning assigned to such term in Section 1.7(d)(i).

“Uncommitted Credit Line” has the meaning assigned to such term in Section 1.1.

Section 6.2                                   General. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. References in this Agreement to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 6.3                                   Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to Section 4.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any “Accounting Changes” (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Lender, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). “Accounting Changes” means: (a) changes in accounting principles required by

GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower’s certified public accountants; and (c) changes in the carrying value of Borrower’s assets, liabilities or equity accounts resulting from any adjustments in excess of $50,000 in the aggregate that, in each case, were applicable to, but not included in, the most recent financial statements of Borrower delivered to the Lender on or prior to the date of this Agreement.

ARTICLE VII.
MISCELLANEOUS

Section 7.1                                   Amendments. No amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document shall in any event be effective unless it shall be in writing and signed by all the parties hereto or thereto. Each waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 7.2                                   Notices, etc. Except as otherwise specified herein, all notices and other communications provided for hereunder or under the other Loan Documents shall be in writing and couriered, telecopied or delivered to the address, facsimile number or e-mail address below, as appropriate, for the Borrower, the Lender and the Broker or, as to each party, at such other address, facsimile number, or e-mail address as shall be designated by such party in a written notice to the other parties:

notice to the other parties:

Borrower:	Cygnus Energy Futures llc
16233 Kenyon Avenue, suite 210
Lakeville, MN 55044 USA
	Phone No:	1-952-241-3103
Fax No:
	Attention:	K. Sperbeck
Email:

With a copy to:

Phone No:
Fax No:
Attention:

Broker:	ABN AMRO Clearing Chicago LLC
175 West Jackson Boulevard Suite 400
Chicago, IL 60604
	Phone No:	312-604-8000
	Fax No:	312-604-8111
	Attention:	Mr Tim Taylor
	Email:	Timothy.Taylor@FortisClearingAmericas.com

Lender:	ABN AMRO Clearing Bank N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam,
The Netherlands

All such notices and communication shall, when couriered, be effective upon receipt by the addressee, when telecopied or otherwise delivered, be effective upon dispatch by telecopy (with evidence of transmission) or upon delivery, as the case may be, except that notices and communications to the Lender pursuant to Article I shall not be effective until received by the Lender.

Section 7.3                                   No Waivers: Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 7.4                                   Costs and Expenses.

(a)                                 Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay all fees, costs and expenses (including counsel’s fees and expenses) which are incurred by the Lender in connection with the preparation and negotiation of this Agreement and each other Loan Document.

(b)                                 The Borrower agrees to pay on demand all fees, costs and expenses, if any (including reasonable counsel’s fees and expenses of counsel to the Lender), incurred by Lender in connection with (i) any amendment, modification or waiver to this Agreement or any other Loan Document, (ii) creating, perfecting and maintaining perfection of Liens in favor of Lender; and (iii) forwarding to Borrower or Broker the proceeds of Loans, including Lender’s standard wire transfer fees. The Borrower also agrees to pay on demand all fees, costs and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) of Lender and costs of settlement incurred in collecting upon or enforcing rights under this Agreement or the other Loan Documents or to collect any payments due from Borrower under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise, including, without limitation, costs and expenses sustained as a result of a default by the Borrower in the performance of its obligations contained in this Agreement or any other Loan Document.

Section 7.5                                   Right of Set-Off. Upon the occurrence of an Event of Default or demand for payment of the obligations of the Borrower, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply all balances in the Accounts, including segregated fund Accounts, and any and all deposits (general or special, time or demand, provisional or final) and other property at any time held by the Lender or Broker for the Borrower (regardless of whether such balances or deposits are then due to the Borrower) against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any of the other Loan Documents. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have. Nothing contained in this Section 7.5 shall be deemed to limit any right granted to the Lender under any other Loan Document.

Section 7.6                                   Binding Effect: Governing Law. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Broker and Lender and their respective successors and assigns, except that, without the prior written consent of all other parties hereto, the Borrower shall not have the right to assign its rights or obligations hereunder or under any other Loan Document, or any interest herein or therein, and the Broker shall not assign any of its rights or obligations hereunder or thereunder, provided that the Borrower may assign its rights and obligations hereunder and under the other Loan Documents, upon prior written notice to the Lender, so long as (i) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such assignment, (ii) after giving effect to such assignment, all representations and warranties of the Borrower shall be true and correct with respect to the assignee thereof as if such assignee had originally made such representations and warranties, and (iii) prior to the effectiveness of such assignment, such assignee shall have executed an agreement satisfactory to the Lender pursuant to which it shall have validly assumed the obligations of the Borrower under this Agreement and the other Loan Documents.

(b)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF.

Section 7.7                                   Indemnification. In consideration of the execution and delivery of this Agreement by the Lender, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including, without limitation, reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by or asserted against the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, any transaction financed or requested to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, the exercise of any right or remedy under any of the Loan Documents, or any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower of any hazardous material, except to the extent any such Indemnified Liabilities arises for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of each of the Indemnified

Liabilities which is permissible under the applicable law. The provisions of this Section 7.7 shall survive any termination of this Agreement.

Section 7.8                                   Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTE OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER, THE BROKER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT.

Section 7.9                                   Waiver of Trial by Jury. EACH OF THE BORROWER, THE BROKER AND THE LENDER HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS. EACH OF THE BORROWER, THE BROKER AND THE LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWER, BROKER AND LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 7.10                            Freedom to Disclose Tax Treatment. Notwithstanding anything to the contrary, it is hereby agreed that from the commencement of discussions with respect to transactions contemplated by this Agreement (the “Transactions”), any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the

Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

Section 7.11                            Entire Agreement. This Agreement together with the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and all prior agreements, whether oral or in writing, are hereby superseded by the terms of such Agreements. In the event of any inconsistency between the terms of this Agreement and the Futures Agreement between the Borrower and Broker, the provisions of this Agreement shall prevail.

Section 7.12                            No Partnership or Joint Venture. Nothing herein shall be deemed or construed to create a joint venture or partnership relationship by or between any of Lender, Broker and Borrower. Except for the Broker’s authority to act on the Borrower’s behalf as expressly provided for herein, no party shall have any authority to incur any obligations on behalf of another party or to make any promise, representation or contract of any nature on behalf of another party.

Section 7.13                            Borrower Authorization of Broker. The Lender shall be entitled to rely conclusively upon any notice, request or instruction it receives from the Broker under the Loan Documents, including, without limitation, any request for a Loan hereunder, and each such notice, request or instruction on behalf of the Borrower shall be deemed to be authorized by the Borrower. The Lender shall have no obligation to investigate or verify the authenticity or correctness of any such notice, request or instruction or whether it was authorized by the Borrower in any specific instance. The Lender shall have no liability to the Borrower for the Lender’s honoring of any instructions, requests or directions which the Lender receives from the Broker during the term of this Agreement, and the Lender shall be fully discharged from liability with respect thereto.

Section 7.14                            Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the terms of the Patriot Act. As used herein, “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. The Borrower acknowledges receipt of such notice.

Section 7.15                            Payments Set Aside. To the extent that Borrower (or Broker, on its behalf) makes a payment or payments to Lender or Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligations or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred

Section 7.16                            Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or the other Loan Documents or of such provision or obligation in any other jurisdiction.

Section 7.17                            Limitation of Liabilities. Neither Lender nor any affiliate thereof, nor any officer, director, shareholder, employee, attorney, or agent of Lender or of any such affiliate shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender’s affiliates, or any of such officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or the other Loan Documents.

Section 7.18                            Counterparts; Effectiveness. This Agreement, the other Loan Documents and any amendments, waivers, consents, or supplements hereto or thereto may be executed in any number, the other Loan Documents of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, to any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officials or officers thereunto duly authorized, as of the date first above written.

Borrower:

CYGNUS ENERGY FUTURES LLC

By:	/s/ Timothy Krieger
Name: Tim Krieger
Title: CEO

Address:
16233 Kenyon Avenue, Suite 210
Lakeville, MN 55044 USA

Type of Organization: limited liability company
Place of Organization: Minnesota

Lender:

ABN AMRO CLEARING BANK N.V.

By:	/s/ Elian Matthijssen
Name: Elian Matthijssen
Title: Senior Relationship Manager

By:	/s/ James Egan
Name: James Egan
Title: Director Relationship Management Europe

Broker:

ABN AMRO CLEARING BANK CHICAGO LLC

By:	/s/ Tom Anderson	By:	/s/ Thomas F. Chlada
	Name: Tom Anderson		Name: Thomas F. Chlada
	Title: Chief Commercial Officer		Title: VP Business Manager

EXHIBIT A

FORM OF NOTE

$25,000,000,-	Chicago, Illinois

Cygnus Energy Futures llc
2nd January 2012

FOR VALUE RECEIVED, Cygnus Energy Futures llc, a limited liability company organized and existing under the laws of the State of Minnesota (the “Borrower”), hereby promises to pay to the order of ABN AMRO CLEARING BANK N.V. (the “Lender”), in lawful money of the United States of America and in immediately available funds, at the office of the Lender located at c/o Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands or as otherwise notified to the Borrower by the Lender, ON DEMAND or, if no demand is earlier made, on the Expiration Date (as defined in the Agreement referred to below) the principal sum of Twenty-Five Million US DOLLARS ($25,000,000,-) or, if less, the unpaid principal amount of all Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof, in like money at said office from the date hereof until paid in full at the rates and at the times provided in Section 1.6 of the Agreement.

This Note is the Note referred to in the Futures Risk-Based Margin Finance Agreement, dated 2nd January 2012, among the Borrower, ABN AMRO Clearing Chicago LLC and the Lender (as amended, modified or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof. This Note is subject to prepayment as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note shall automatically become, or may be declared to be, due and payable, in the manner and with the effect provided in the Agreement.

The Borrower shall pay all costs and expenses of collection, including, without limitation, reasonable attorney’s fees and disbursements, incurred by Lender in connection with the collection of this Note.

The Borrower hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

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THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

CYGNUS ENERGY FUTURES LLC

By:	/s/ Timothy Krieger
Name:	Tim Krieger
Title:	CEO

By:	/s/ Keith Sperbek
Name:	Keith Sperbek
Title:	Secretary

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EXHIBIT B

SECURITY AGREEMENT
ACCOUNT OR ACCOUNTS AT ABN AMRO CLEARING CHICAGO LLC

Cygnus Energy Futures llc

16233 Kenyon Avenue, Suite 210

Lakeville, MN 55044 USA

Date: 2nd January 2012

Gentlemen:

Cygnus Energy Futures llc, a limited liability company organized and existing under the laws of the State of Minnesota (the “Borrower”), has established an account on the books of ABN AMRO Clearing Chicago LLC (the “Broker”); such account, and all subaccounts thereunder maintained by the Borrower with Broker, all other commodity futures accounts, including segregated funds accounts, from time to time maintained by the Borrower with Broker and any additional account opened by the Borrower with the Broker in substitution of or replacement for any of the foregoing accounts, are hereinafter referred to individually as an “Account” and collectively as the “Accounts.” Pursuant to the Futures Agreement (as the same may be in effect from time to time, the “Futures Agreement”) dated as of 6 June 2010 between the Borrower and the Broker, the Borrower has previously delivered, and may from time to time in the future deliver, to the Broker monies, securities or other property for credit to one or more of the Accounts. The Accounts and all rights of the Borrower to receive payments from the Broker in respect thereof or otherwise under the Futures Agreement, together with all present and future (a) property held in or for each Account; (b) investment property, security entitlements, commodity contracts, monies, securities, treasury bills, accounts, chattel paper, instruments, documents and general intangibles, including, without limitation, all open positions in commodities, held in or for each Account or arising out of or relating to each Account; (c) goods covered by any of the foregoing; (d) other property or funds held in or for or withdrawable from the Accounts or which may be in the Broker’s possession including any balances which may remain to the credit of the Account upon the closing thereof; and (e) all products and proceeds of the foregoing, are herein collectively called the “Collateral.”

For value received, the Borrower herewith consents and agrees that the Collateral is herewith pledged and assigned to ABN AMRO Clearing Bank N.V. (the “Lender”), and the Borrower hereby grants to the Lender a security interest in the Collateral, to secure payment of the Obligations (as hereinafter defined) of the Borrower to the Lender. In furtherance of the foregoing, the Borrower undertakes and agrees to execute and deliver to the Broker a Control Agreement in substantially the form of Annex A hereto (the “Control Agreement”), and to cooperate with the Lender to procure the acceptance of such Control Agreement by the Broker and its subsequent return to the Lender. Pursuant to the Control Agreement, the Lender shall at all times have control with respect to the Accounts and all other Collateral. The Borrower shall

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not permit any other person or entity to have control with respect to the Accounts or any of the other Collateral.

The security interest granted hereby is subject to the Broker’s prior lien. It is expressly agreed, however, that the Lender shall not under any circumstances be responsible or liable in any way for any such indebtedness or any other obligations of the Borrower to the Broker.

The making or renewal of any loan or the extension of any credit to the Borrower, or any third party under the guaranty of the Borrower, shall constitute an entire consideration for this Agreement, which shall be irrevocable until the indefeasible payment in full of all Obligations and termination of any facility provided by the Lender to the Borrower. Neither Borrower’s dissolution, merger, bankruptcy, nor other termination of existence shall terminate this Agreement or affect in any way any rights or powers theretofore or thereafter acquired by the Lender pursuant to the provisions hereof.

This Agreement shall be binding on the Borrower and its administrators, successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. The Lender may at ally time assign any of its fights hereunder, and in the event of any such assignment, after notice thereof to the Borrower, each reference herein to the Lender shall be deemed a reference to the assignee to the extent of its interest.

The Borrower further consents and agrees that the Lender shall have with respect to the Collateral the rights of a secured party under the UCC and all other applicable law in addition to the rights and remedies provided for herein. Upon a Default, as defined herein, such rights conferred upon the Lender shall include without limitation: to have the Collateral or any part thereof transferred to its own name or that of its nominee; to sell, assign or deliver the Collateral at public or private sale as the Lender may elect and without demand or advertisement (unless otherwise required by law). The Borrower hereby waives all rights to notice except such as by applicable law cannot be waived. In any case where notice is required, five (5) days’ notice shall be deemed reasonable notice. The proceeds, if any, received through such sale will be applied first to repay any accrued interest and then will be applied to the principal and other Obligations in the manner determined by the Lender, in its sole discretion. The Borrower shall remain liable for any deficiency, with interest. The balance, if any, remaining after indefeasible payment in full of all the Obligations will be returned to the Borrower or whosoever is lawfully entitled thereto reduced by the sum of any expenses (including legal fees) incurred in this connection.

If the Borrower shall be entitled to receive dividends, stock dividends, securities, payments or interest or other similar property in respect of the Collateral, such property shall be included in the Collateral.

The Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, which power of attorney is coupled with an interest, in the Borrower’s name, place and stead and/or in the Lender’s own name, (a) after any demand for payment of the Obligations or the occurrence and during the continuance of any Default, to demand, receive and enforce payments and other performances, and to give receipts, releases and satisfactions for all monies payable to the Borrower, and (b) before or after the occurrence of such demand or Default, to take any actions which the Borrower has agreed to take pursuant to this Agreement.

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Nothing herein contained shall prevent the Borrower from remaining the owner of the Account, subject to the interest of and the control of the Lender hereunder and under the Control Agreement. Until the Lender (a) elects to the contrary after demand for payment of the Obligations or after the occurrence and during the continuance of any Default and (b) delivers notice of such election in writing to the Broker, the Borrower may make such transactions in the Accounts with the Broker as the Broker may be willing to accept for execution in accordance with the terms of the Futures Agreement. In the event the Lender does make such election after such demand or after the occurrence and during the continuance of any such Default, and does deliver such notice in writing to the Broker, the Borrower shall not thereafter execute any transactions in or for any Account and the Broker shall not accept for execution any such transactions without the prior written consent of the Lender, except transactions liquidating existing positions in any Account. Upon receipt by the Broker of notice of such election and if directed by the Lender, the Broker will use commercially reasonable efforts to cancel any open orders which have been entered by the Borrower but have not yet been executed at the time such notification is received.

The Borrower hereby authorizes and empowers the Lender from time to time to receive from the Broker, and hereby authorizes the Broker and directs the Broker to deliver to the Lender, for the Lender’s information, copies of all confirmations of transactions, monthly statements, margin calls, notices of liquidation and other written communications which may be sent to the Borrower from time to time and which pertain to each Account or any Collateral.

The rights of the Lender hereunder are cumulative and in addition to the rights of the Lender under the other Loan Documents (as defined in the Credit Agreement) and under applicable law.

“Commodities” shall mean, collectively, all commodity futures contracts, commodity options, forward or leverage contracts and/or actual or cash commodities. “Default” shall be construed to mean and include each Event of Default under and as defined in that certain Futures Risk-Based Margin Finance Agreement of even date herewith among the Borrower, the Lender and the Broker (such Agreement, as it may be in effect from time to time, being herein called the “Credit Agreement”). “Obligations” shall mean, collectively, all obligations, indebtedness and liabilities of any kind of the Borrower to the Lender, whether direct or contingent, joint or several, or joint and several, secured or unsecured, now or hereafter existing, due or to become due to, the Lender under or in connection with the Credit Agreement or any other Loan Document (as defined in the Credit Agreement). The Borrower represents and warrants that the Obligations do not violate the requirements of Regulation T of the Board of Governors of the Federal Reserve System.

Upon the indefeasible payment in full by Borrower of all Obligations, the Lender shall authorize the Broker to release any Collateral in the Broker’s possession to the Borrower or whosoever shall be lawfully entitled thereto.

This Agreement shall become effective upon being executed by the undersigned and upon delivery to the Lender or its agent and it and the fights and obligations of the Borrower hereunder shall be governed by and construed in accordance with the laws of State of Illinois, without regard to conflicts of laws principles. Terms used herein and defined in the Illinois

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Uniform Commercial Code as in effect from time to time shall have the meanings ascribed thereto therein, unless otherwise defined herein. The Borrower acknowledges and agrees that the consent to jurisdiction and other provisions contained in Section 7.8 of the Loan Agreement apply to this Agreement.

CYGNUS ENERGY FUTURES LLC

		By:	/s/ Timothy Krieger
Name: Tim Krieger
Title: CEO

Acknowledged and Agreed:

ABN AMRO CLEARING BANK N.V.

By:	/s/ Elian Matthijssen
Name: Elian Matthijssen
Title: Senior Relationship Manager

By:	/s/ James Egan
Name: James Egan
Title: Director Relationship Management Europe

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ANNEX A TO EXHIBIT B

CONTROL AGREEMENT

CONTROL AGREEMENT, dated as of 2nd January 2012 (this “Agreement”), among CYGNUS ENERGY FUTURES LLC, a Minnesota limited liability company (the “Borrower”), and ABN AMRO Clearing Bank N.V. (the “Lender”), with the acknowledgment of ABN AMRO Clearing Chicago LLC (the “Broker”).

WHEREAS, the Borrower is the owner of the account numbered 10144 carried with the Broker (“Commodity Account”) ha which Borrower currently and will in the future trade various futures and commodity futures options contracts (“Commodity Contracts”);

WHEREAS, the Borrower and the Broker are parties to a certain Broker’s Futures Customer Account Agreement, dated 6 June 2010 (as amended, modified or supplemented from time to time, the “Futures Agreement”);

WHEREAS, Borrower has deposited, purchased or otherwise acquired, and will deposit, purchase or otherwise acquire certain property including, but not limited to, Commodity Contracts, cash commodities, securities, money and any other property held or carried in the Commodity Account from time to time (“Borrower’s Property”);

WHEREAS, Lender may, in its sole discretion, make loans to the Borrower from time to time under the terms and conditions set forth in a certain Futures Risk-Based Margin Finance Agreement dated as of 2nd January 2012 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among Broker, Borrower and Lender; and

WHEREAS, Borrower has granted Lender a security interest in the Commodity Account, the Borrower’s Property and certain other assets pursuant to the Security Agreement — Account or Accounts at ABN AMRO Clearing Chicago LLC, dated as of 2nd January 2012 (as amended, modified or supplemented from time to time, the “Security Agreement”) between Borrower and Lender.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              The Broker hereby acknowledges and agrees that (a) the Borrower has granted the Lender a security interest in certain property, including the Commodity Account and the Borrower’s Property and (b) the Broker maintains the Commodity Account for the Borrower.

2.              Borrower hereby grants Lender the authority and discretion to order Broker at any time to withdraw, transfer, or otherwise remove all withdrawable funds in the Commodity Account. Borrower agrees that it will not withdraw or attempt to withdraw any of Borrower’s Property from the Commodity Account except as permitted by this Agreement. Borrower hereby authorizes and directs Broker, and Broker agrees to follow

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all instructions and orders of Lender regarding the Commodity Account and the Borrower’s Property, including the transfer or remittance to Lender of any of Borrower’s Property as Lender shall request or demand, without the consent of or notice to Borrower. The Broker shall not permit any of the Borrower’s Property to be transferred from the Commodity Account to any person or entity without the prior written consent of the Lender, except transfers (a) to the Lender, (b) to the Broker solely for payment of Brokerage Debts, or (c) as required by an order of a court of competent jurisdiction or pursuant to the requirements of a self-regulatory organization with jurisdiction over Borrower, provided that the Broker shall use commercially reasonable efforts to give prior notice of any such order promptly upon the Broker’s becoming aware thereof.

3.              The Security Agreement is incorporated in and made part of this Agreement. Borrower hereby irrevocably instructs Broker to comply, and Broker hereby agrees to comply, with any direction or notice received from the Lender pursuant to the Security Agreement. Broker shall not change the name or account number of the Commodity Account without the prior written consent of the Lender nor shall the Broker establish any other account for the Borrower without the prior written consent of the Lender. The Broker has not entered into and shall not enter into any agreement with any person or entity under which any such person or entity shall have control at any time with respect to the Commodity Account or any Borrower’s Property. The Broker agrees that without the Lender’s prior written consent, the Futures Agreement shall not be amended and none of the Borrower’s rights thereunder shall be waived or released. The Borrower and the Broker confirm that the Futures Agreement is governed by the laws of the state of Illinois.

4.              Nothing contained herein shall be construed so as to prevent Borrower from remaining the owner, subject to the interest and control of Lender, of the Commodity Account. Until Lender elects to the contrary and delivers notice of such election in writing to Broker, Borrower may make such additional transactions in the Commodity Account as Broker shall be willing to accept for execution or clearing. In the event Lender elects and delivers a notice to Broker to such effect, Borrower shall not thereafter execute any transactions in the Commodity Account and Broker shall cease complying with Borrower’s orders or other directions concerning the Commodity Account unless accompanied by a written concurrence by Lender. Such notice from Lender may require Broker to use commercially reasonable efforts to cancel any open, unfilled, unexecuted orders. Lender’s election under this paragraph will not prohibit Broker from liquidating or neutralizing any then outstanding, unsettled, or otherwise open Commodity Contracts (“Open Commodity Contracts”).

5.              Whenever Lender deems it necessary for its protection, it shall be entitled, without the consent or concurrence of, or prior notice to, Borrower, to direct Broker to, and Broker shall: (a) liquidate any or all Open Commodity Contracts and any cash commodities held in Commodity Account; and (b) withdraw, remove, or transfer any assets remaining in the Commodity Account after liquidating Open Commodity Contracts and after Broker receives payment of all Brokerage Debts. Borrower acknowledges that if Lender directs Broker as provided above, Lender’s actions may result in losses to Borrower (whether due to changes in market conditions or otherwise), and Borrower further acknowledges that neither Lender nor Broker shall have any liability for such losses and no duty to

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Borrower with respect to any such actions other than Lender’s duty to act in good faith and in a manner Lender believes will reduce the risk of loss to Lender. The term “Brokerage Debts” as used herein shall mean all indebtedness of the Borrower owing to Broker from time to time arising solely out of transactions in or for the Commodity Account (other than loans or advances) including customary fees and commissions relating thereto.

6.              Broker will not extend credit to the Borrower except in connection with the transactions (other than loans or advances) in or for the Commodity Account, or guarantee any obligations of the Borrower to any person or entity, or exercise any right of setoff or other similar right against the Commodity Account, any Borrower’s Property or any payments due to the Borrower except for purposes of effecting payment of any Brokerage Debts then due and owing. The Broker hereby subordinates any security interest, lien or right of setoff it may have now or in the future against the Commodity Account and Borrower’s Property to the security interest and lien of the Lender, except that the Broker will retain its prior lien thereon to secure payment of the Brokerage Debts.

7.              Broker hereby agrees to deliver to Lender copies of all confirmations, monthly statements, margin calls, notices of liquidation, ledger account statements, and all other written communications which may be sent to the Borrower from time to time pertaining to the Commodity Account or any Borrower’s Property, all of which shall be sent by Broker to Lender at the same time they are sent to Borrower.

8.              This Agreement shall remain in full force and effect until canceled in writing by Lender with notice to Broker.

9.              Borrower hereby represents and warrants to Lender that the Commodity Account has not heretofore been alienated, pledged or assigned except for the security interest granted by Borrower to Lender and Broker.

10.       Borrower hereby agrees to indemnify Broker and Lender and hold Broker and Lender harmless from and against any and all claims, actions, suits, liabilities, losses, demands, damages, costs and expenses (including, without limitation, attorneys’ fees and expenses) relating to or arising out of, or in connection with, this Agreement, except, in the case of Broker or Lender, for such of the foregoing to the extent arising by reason of the gross negligence or willful misconduct of Broker or Lender, as the case may be.

11.       This Agreement shall be binding upon and inure to the benefit of, the Borrower, Broker and Lender, and upon their respective successors and assigns. All notices under this Agreement shall be sent to the parties hereto in the manner provided in the Credit Agreement. The undersigned represent that they have the authority to enter into and perform their respective obligations under this Agreement.

12.       Regardless of any provision of any other agreement, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois without giving effect to its conflict of laws provisions. Terms used herein and defined in the

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Illinois Uniform Commercial Code as in effect from time to time shall have the meanings ascribed thereto therein, unless otherwise defined herein.

13.         Each of the parties hereto hereby agrees that the consent to jurisdiction, other provisions and JURY TRIAL WAIVER contained in Sections 7.8 and 7.9 of the Credit Agreement apply to this Agreement.

14.         In the event of any conflict between this Agreement and the terms of any agreement between the Broker and the Borrower, this Agreement shall prevail.

15.         To the extent any provision of this Agreement is found by a tribunal of competent jurisdiction to be unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

16.         This Agreement may be executed in one or more counterparts, including facsimile versions, each of which shall be deemed an original agreement, but all of which together constitute one and the same instrument.

LENDER:	BORROWER:

ABN AMRO CLEARING BANK N.W.	CYGNUS ENERGY FUTURES LLC

/s/ Elian Matthijssen	/s/ Timothy Krieger
Signature	Signature

Elian Matthijssen	Tim Krieger
Name of Signer Printed	Name of Signer Printed

Senior Relationship Manager	CEO
Title	Title

/s/ James Egan
Signature	Signature

James Egan
Name of Signer Printed	Name of Signer Printed

Director Relationship Management Europe
Title	Title

Address:	Address:
Gustav Mahlerlaan 10	16233 Kenyon Avenue, Suite 210
1082 PP.Amsterdam,	Lakeville, MN 55044 USA
The Netherlands	Attn: K. Sperbeck

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ACKNOWLEDGMENT

ABN AMRO Clearing Chicago LLC hereby acknowledges receipt of an executed copy of the CONTROL AGREEMENT between CYGNUS ENERGY FUTURES LLC (“Borrower”) and ABN AMRO Clearing Bank N.V. (“Lender”) as of the date indicated below and agrees to be bound by the provisions thereof applicable to it as if it were a party thereto.

ABN AMRO Clearing Chicago LLC has not received notice of any prior assignment of, or claims against, the Borrower’s account(s) with it.

Date: 2nd January 2012

ABN AMRO Clearing Chicago LLC

By: /s/ Tom Anderson
Signature

Tom Anderson
Name

Chief Commercial Officer
Title

By: /s/ Thomas F. Chlada
Signature

Thomas F. Chlada
Name

VP Business Manager
Title

Address:        175 West Jackson Boulevard

Suite 400

Chicago, IL 60604

Attn: Legal Department

Facsimile:      +1 312 604-8111

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EXHIBIT C

ABN AMRO CLEARING BANK N.V.

REQUEST TO HONOR ORAL AND TELEFAX INSTRUCTIONS

Date: 2nd January 2012

ABN AMRO Clearing Bank N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Re:                               Credit and Lending Relationship

In the Name of: CYGNUS ENERGY FUTURES LLC

Ladies and Gentlemen:

The undersigned is duly organized and existing under the laws of its state of incorporation or organization.

The undersigned is the holder of an account on your books or has some other credit or financing relationship with you.

From time to time, the undersigned or one or more officers, agents, attorneys-in-fact or employees of the undersigned may transmit to you instructions concerning its credit or financing relationship with you orally, whether in person or by telephone, or by telefax, telecopier or similar means of electronic transmission of documents. The undersigned hereby requests that you comply with and honor each and every such instruction (hereinafter referred to as “instructions”) as if duly made in writing by or on behalf of the undersigned. The undersigned acknowledges that you will process instructions or any instruction seeking to cancel or amend any prior instruction only on days on which you are open for business at your principal office and within your established cutoff hours as from time to time in effect. In the event any instruction is given, you are authorized to seek confirmation of such instruction by (a) telephone call back to any one designated on the Schedule attached hereto, which Schedule may be amended from time to time but only in a writing actually received and acknowledged by you, (b) confirming a personal identification number appearing on or mentioned in any such instruction, or (c) any other security procedure agreed in writing between you and us. We hereby acknowledge that (x) each security procedure referred to in (a), (b) or (c) of the preceding sentence is commercially reasonable, and (y) you shall not be obligated to verify any instructions pursuant to any of the above security procedures from time to time in effect.

In consideration of your honoring or complying with such instructions and of your continuing to maintain the relationship with the undersigned, the undersigned hereby agrees to indemnify you and your directors, officers, agents and employees and hold you and them harmless from any liability, expense, cost or loss which you or they may incur or suffer by reason of honoring or complying with any and all such instructions. The undersigned specifically

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authorizes you to honor or comply with each and every such instruction believed by you to be genuine.  Under no circumstances shall the undersigned seek to hold you or any of your directors, agents, officers or employees liable for any losses suffered by reason of you or any of them honoring or complying with any such instructions believed by you or them to be genuine. In receiving and processing our instructions and in issuing payment orders in furtherance thereof, you, to the maximum extent permitted by law, shall not be liable for: (i) events or circumstances beyond your reasonable control or (ii) indirect, punitive, special or consequential damages, even if you are advised as to the possibility thereof.

It is understood and agreed that you and the beneficiary’s bank in any funds transfer may solely rely upon any account number or similar identifying number provided by us to identify (i) the beneficiary., (ii) the beneficiary’s bank, or (iii) an intermediary bank. You may debit our account in connection with any payment orders issued by you such identifying numbers, even where their use may result in a person other than the beneficiary being paid, or in the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated by us.

The undersigned may at any time terminate this request and the agreements contained herein by delivering to you written notice of termination receipted for by you in writing. Such termination shall be effective five business days after its receipt by you (or on such later date as may be specified in the notice) but shall not have any effect on the obligations of the undersigned which arose hereunder or on may action taken by you hereunder prior to the effective date of such termination. The undersigned acknowledges that you may terminate the service requested hereby or decline to honor any instruction at any time provided that you shall give subsequent notice to the undersigned as soon as practicable after such termination or your refusal to honor any instruction, and such termination shall not have any effect on the obligations of the undersigned which arose hereunder or on any action taken by you hereunder prior to the effective date of such termination. The undersigned also agrees that you may, in your discretion, refuse to honor or comply with any instruction received by you and may insist such instruction be made in writing, duly executed by or on behalf of the undersigned.

This agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws principles, and the undersigned hereby consents to the personal jurisdiction of the courts of the State of Illinois located in the City of Chicago and of the United States District Court for the Northern District of Illinois, as you may elect, in any action or proceeding arising under or relating to this agreement.  THE UNDERSIGNED WAIVES TRIAL BY JURY 1N ANY SUCH ACTION OR PROCEEDING.

Very truly yours,

CYGNUS ENERGY FUTURES LLC

By:	/s/ Timothy Krieger
Name: Tim Krieger
Title: CEO

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Schedule Date As of:

Telephone Numbers and Names of Persons Authorized to Confirm Instructions

Phone Numbers	Names	Fax Numbers	E-mail address

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EXHIBIT D

COMPLIANCE CERTIFICATE

Reference is made to the Futures Risk-Based Margin Finance Agreement, dated as of 2nd January 2012 (as amended, modified or supplemented from time to time, the “Loan Agreement”) by and among Cygnus Energy Futures llc (the “Borrower”), ABN AMRO Clearing Chicago LLC and ABN AMRO Clearing Bank N.V. (the “Lender”). Capitalized terms used herein are being used as defined in the Loan Agreement, unless otherwise defined herein.

The undersigned does hereby certify that he/she is the chief financial officer of the Borrower, and that as such is authorized {o execute this Compliance Certificate on behalf of the Borrower, and DOES HEREBY FURTHER CERTIFY on behalf of the Borrower that:

1.                                       This Compliance Certificate is given pursuant to Section 4.1 (c) of the Loan Agreement.

2.                                       He/she has reviewed the terms of the Loan Agreement and has made a detailed review of the transactions and conditions of the Borrower during the accounting period(s) covered by the attached financial statements.

3.                                       The examination described in paragraph 2 above did not disclose, and he/she has no notice or knowledge of the existence of, any condition or event which constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would constitute an Event of Default, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate.

4.                                       Attached hereto as Annex I are the calculations used to determine compliance by the Borrower with the financial covenants in Section 4.7 of the Loan Agreement.

5.                                       The representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct, with the same effect as though such representations and warranties were made on the date hereof, except to the extent that any such representations and warranties are limited by their terms to an earlier date and except to the extent of any exceptions approved by the Lender in writing, and the Borrower is in compliance with all of the covenants contained in the Loan Agreement and the other Loan Documents.

The foregoing certifications, together with the financial statements delivered with and in support of this Compliance Certificate, are made and delivered this 2nd January 2012.

CYGNUS ENERGY FUTURES LLC

By:	/s/ Timothy Krieger
Name: Tim Krieger
Title: CEO

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ANNEX I

Calculations of Financial Covenants

1.                                       Under Section 4.7(a), Net Liquidating Equity = $ 3,000,000,-

2.                                       Under Section 4.7(b), Loan Ratio must not exceed 12.5 to 1

3.                                       Under Section 4.7(c), Consolidated Tangible Net Worth must equal at least 4% of Uncommitted Credit Line amount ($ 25,000,000,-)

Calculation of Consolidated Tangible Net Worth:

[Consolidated Net Worth + subordinated debt (subordinated on terms and conditions acceptable to Lender) - (to the extent included in Consolidated Net Worth) receivables and loans due from Affiliates, goodwill and intangible assets, cost of treasury shares, write-ups in book value of assets resulting from a revaluation since date of financial statements in Section 3(g), in each case as determined in accordance with GAAP]

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